Exhibit 10.9

EXECUTION COPY

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Asterisks denote omissions.

LIMITED LIABILITY COMPANY AGREEMENT

OF

OPEN INVENTION NETWORK LLC

i

ARTICLE V

Operations and Activities of the Company

SECTION 5.01.	Promotion of the Linux System	21
SECTION 5.02.	Licensing Activities	21
SECTION 5.03.	Acquisition of Patent Rights	22
SECTION 5.04.	Enforcement of Patent Rights; Counter-measures	22
SECTION 5.05.	Linux Definition Committee	22
SECTION 5.06.	No Member Right to License Company Patents	22
SECTION 5.07.	Independent Operations	23

ARTICLE VI

Capital Contributions and Commitments; Contributed Capital Accounts

SECTION 6.01.	Capital Contributions and Commitments	23
SECTION 6.02.	Status of Capital Contributions	24
SECTION 6.03.	Contributed Capital	25

ARTICLE VII

Tax Matters

SECTION 7.01.	Tax Allocations	25
SECTION 7.02.	Tax Matters	25
SECTION 7.03.	Taxation as Partnership	26

ARTICLE VIII

Distributions

SECTION 8.01.	Distributions	26
SECTION 8.02.	Limitations on Distribution	26
SECTION 8.03.	Withholding	27

ARTICLE IX

Books and Records; Accounting

SECTION 9.01.	Books, Records and Financial Statements	27
SECTION 9.02.	Accounting Method	28
SECTION 9.03.	Annual Audit	28
SECTION 9.04.	Banking	28

EXHIBITS

Exhibit A	Form of Adoption Agreement
Exhibit B	Category 1 Linux Related Components
Exhibit C	Category 2 Linux Related Components

SCHEDULES

Schedule 2.02	Prohibited Names
Schedule 3.01	Members and Capital Contributions
Schedule 3.02(a)	License Agreements and Other Arrangements
Schedule 3.09(a)	[**] Actions
Schedule 3.09(b)	[**] Actions
Schedule 4.02(c)(i)	[**] Actions
Schedule 4.02(c)(ii)	[**] Actions

LIMITED LIABILITY COMPANY AGREEMENT

OF

OPEN INVENTION NETWORK LLC

This Limited Liability Company Agreement (this “Agreement”) of OPEN INVENTION NETWORK LLC (the “Company”), dated and effective as of November 8, 2005, is entered into among INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation, NOVELL, INC., a Delaware corporation, RED HAT, INC., a Delaware corporation, SONY CORPORATION OF AMERICA, a New York corporation, and ROYAL PHILIPS ELECTRONICS NORTH AMERICA CORPORATION, a Delaware corporation.

WHEREAS the Initial Members desire to enter into this Agreement to set forth certain agreements relating to the ownership, management and operation of the Company;

WHEREAS the Initial Members have made, simultaneously with the execution and delivery of this Agreement, the Initial Capital Contributions;

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby form a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. §§18-101, et seq.), as amended from time to time (the “Delaware Act”), as provided herein, and hereby agree as follows:

ARTICLE I

Defined Terms

SECTION 1.01. Definitions. Unless the context otherwise requires, the terms defined in this Article I shall, for the purposes of this Agreement, have the meanings herein specified.

“Additional Member” shall have the meaning set forth in Section 3.01(b).

“Additional Transferee Member” shall have the meaning set forth in Section 11.02(a).

“Additional Membership Interests” shall mean any Membership Interest that is acquired after the Initial Capital Contributions.

“Adoption Agreement” shall mean an agreement, substantially in the form of Exhibit A, confirming the agreement of a Person to be bound by the terms and provisions of this Agreement.

“Affiliate” shall mean, with respect to any Person, any other Person that directly or through one or more intermediaries, controls, is controlled by or is under common control with, the specified Person. As used in this definition, the term “control” (including with correlative meanings, “controls”, “controlled by” and “under common control with”) shall mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of securities or partnership, membership or other ownership interests, by contract or otherwise. An Affiliate of a Person includes, but is not limited to, a Specified Affiliate of such Person.

“Agreement” shall have the meaning set forth in the preamble hereof.

“Budget” shall have the meaning set forth in Section 4.04.

“Business” shall mean (a) the acquisition and maintenance of Patent Rights useful in protecting the Linux System or of potential value to the Pro-Linux Platform, (b) the management and licensing of such Patent Rights in furtherance of the Pro-Linux Platform, (c) the enforcement of such Patent Rights against Persons who may be, or whose Affiliates may be, infringing the Patent Rights of the Company, and the taking of counter-measures in the event the Company or a Subsidiary of the Company is sued, and (d) taking any other action that is determined [**] to be useful in protecting the Linux System or of potential value to the Pro-Linux Platform.

“Business Day” shall mean any day other than (a) a Saturday or Sunday and (b) any day on which banks located in New York City are authorized or required by Law to be closed for the conduct of regular banking business.

“Business Plan” shall have the meaning set forth in Section 4.04.

“Capital Contribution” shall mean, with respect to any Member, any Initial Capital Contribution and Subsequent Capital Contribution.

“Category 1 Linux Related Component” shall mean any of the software packages identified in Exhibit B whose released source code shall be identified on the Company website [**].

“Category 2 Linux Related Component” shall mean any of the software packages identified in Exhibit C whose released source code shall be identified on the Company website, [**].

“Certificate” means a certificate evidencing a Membership Interest.

“Certificate of Formation” shall mean the Certificate of Formation of the Company and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.

“Change in Control” shall mean, with respect to any Member or Member Parent, the consummation of a sale of capital stock, business combination, merger, consolidation, joint venture or other transaction, or series of related transactions, as a result of which (a) any Person (other than a Person that, before consummation of such transaction or series of related transactions, controlled such Member or Member Parent, respectively) shall have become the beneficial owner, directly or indirectly, of in excess of 50% of [**] of such Member or Member Parent, respectively, or (b) a majority of such Member’s or Member Parent’s board of directors or other equivalent managing body shall consist of Persons other than (i) Persons who were members of such board or body continuously for a period of one year prior to such transaction or series of related transactions or (ii) Persons who were elected or nominated for election as members of such board or body by at least a majority of the members described in clause (i) who were still in office at the time such election or nomination was approved by such board or body.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. A reference to a specific section (§) of the Code includes a reference to any corresponding provision of law enacted after the date of this Agreement.

[**]”Company” shall have the meaning set forth in the preamble hereto.

“Company Board” shall have the meaning set forth in Section 4.01.

“Company CEO” shall have the meaning set forth in Section 4.03.

“Company Licensing Agreement” shall mean a license agreement between the Company and any Person, substantially in the form of the Form Company Licensing Agreement.

“Company Patent Rights” shall mean Patent Rights owned by the Company and Patent Rights under which the Company has the right to grant licenses.

“Continuing Member” shall have the meaning set forth in Section 3.06(h).

“Contributed Capital” shall have the meaning set forth in Section 6.03(a).

“Covered Person” shall mean any Director of the Company, any Member and its Affiliates, and, if and to the extent determined by the Company Board, any Officer or employee of the Company.

“Delaware Act” shall have the meaning set forth in the preamble hereof.

“Director” shall have the meaning set forth in Section 4.01.

“Distributions” shall mean distributions of cash or other property made by the Company with respect to the Membership Interests.

“Fair Value” shall have the meaning set forth in Section 3.06(g).

“Fiscal Quarter” shall mean (a) with respect to the Fiscal Year ending on December 31, 2005, the period commencing on the date of this Agreement and ending on December 31, 2005 and (b) with respect to any other Fiscal Year, the four consecutive three-month periods ending on March 31, June 30, September 30 and December 31.

“Fiscal Year” shall mean (a) the period commencing upon the date of this Agreement and ending on December 31, 2005 or (b) any subsequent twelve-month period commencing on January 1 and ending on December 31.

“Form Company Licensing Agreement” shall mean the form of Company Licensing Agreement adopted by the Company Board in writing as of the date hereof and designated as such, as such form may be amended or modified from time to time in accordance with this Agreement.

“GAAP” shall mean generally accepted accounting principles in the United States.

“GAAS” shall mean generally accepted auditing standards in the United States.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“IFRS” shall mean international financial reporting standards.

“Initial Capital Contribution” shall have the meaning set forth in Section 6.01(a).

“Initial Members” shall mean International Business Machines Corporation, a New York corporation, Novell, Inc., a Delaware corporation, Red Hat, Inc., a Delaware corporation, Sony Corporation of America, a New York corporation, and Philips Electronics North America Corporation, a Delaware corporation.

“Licensee” shall mean any Person who is a licensee of the Company’s Patent Rights pursuant to a Company Licensing Agreement.

“Limitation Election” means an election by a Licensee to limit the licenses granted under any Company Licensing Agreement [**].[**]”Linux Kernel” shall mean the software package within the Category 1 Linux Related Components.

“Linux System” shall mean a Category 1 Linux Related Component or a Category 2 Linux Related Component, or any combination of such components, [**].

“[**] Action” shall have the meaning set forth in Section 4.02(c).

“[**] Action” shall have the meaning set forth in Section 3.08(c).

“Member” shall mean any Initial Member and any Additional Member until such Initial Member or Additional Member, as applicable, ceases to be a Member of the Company in accordance with the terms of this Agreement.

“Member Parent” shall mean, (a) with respect to any Initial Member, any Person designated as such with respect to such Member on the signature page to this Agreement and (b) with respect to any Additional Member, such other Person, if any, designated as a Member Parent by such Additional Member and the Company in an addendum to this Agreement in connection with the admission of such Additional Member, which other Person owns or controls, directly or indirectly, with one or more Affiliates, more than 50% of [**] of such Additional Member. “Member Parent” also includes a successor Member Parent designated pursuant to Section 3.02(e).

“Membership Interest” shall mean a unit of limited liability company interest in the Company, which represents a right to receive allocations of the profits and losses of the Company, a right to participate in the management of the Company and a right to receive Distributions, in each case in accordance with this Agreement and the Delaware Act.

“Officers” shall mean those Persons appointed by the Company Board or the Company CEO to participate in the management of the affairs of the Company pursuant to Section 4.03.

“Open Source License” shall mean a license that conforms to the Open Source Definition (Version 1.9) as published by the non-profit organization known as the Open Source Initiative (OSI) or any successor organization [**].

“Patent Acquisition and Operating Expenses” shall mean the costs and expenses that are incurred by the Company in the operation of the Company, including rent, salaries, the fees and expenses relating to legal, consulting and accounting expenses (including litigation expenses), expenses incurred in maintaining a registered office in the State of Delaware, taxes or other governmental charges payable by the Company, costs of reporting to the Members, costs of acquiring, maintaining and licensing Patent Rights, costs of promoting the understanding and use of the Linux System, and costs of winding up and liquidating the Company, except that “Patent Acquisition and Operating Expenses” shall not include Patent Litigation Expenses.

“Patent Litigation Expenses” shall mean the costs and expenses that are incurred in connection with the activities described in Section 5.04, including enforcement actions and counter-measures.

“Patent Rights” shall mean patents and patent applications in any jurisdiction, and inventions and discoveries patentable in any jurisdiction.

“Permitted Transferee” shall have the meaning set forth in Section 11.02.

“Person” includes any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company or other legal entity or organization.

“Predecessor Release” shall mean, as to any Category 1 Linux Related Component or a Category 2 Linux Related Component, a previous release of such component [**].

“Pro-Linux Platform” shall mean the furtherance of the Linux System as a viable alternative to other operating systems and related software for consumers and other users, including by (a) enabling and encouraging the development of the Linux System and computers, computer systems and software around the Linux System; (b) helping to ensure that the Linux System is not unduly vulnerable to potential Patent Rights infringement claims that could harm the development of the Linux System or computers, computer systems and software around the Linux System; and (c) placing the Linux System on a similar footing as other operating systems and related software with respect to Patent Rights that could be used to further the resolution of claims made against the Linux System. “Pro-Linux Platform” also includes attracting Persons with and without Patent Rights to enter into Company Licensing Agreements.

“Pro Rata Portion” shall have the meaning set forth in Section 6.03(c).

“Specified Affiliate” shall mean, with respect to any Person, any other Person that (a) is a Subsidiary of such first Person, (b) owns or controls, directly or indirectly, more than 50% of [**] of such first Person, or (c) is a Subsidiary of another Person that owns or controls, directly or indirectly, more than 50% of [**] of such first Person. Such other Person shall be deemed to be a Specified Affiliate only so long as such ownership or control exists.

“Subsequent Capital Contribution” shall mean any capital contribution other than an Initial Capital Contribution.

“Subsidiary” shall mean, with respect to any Person, any other Person of which more than 50% of [**] is owned or controlled, directly or indirectly, by such first Person, but such other Person shall be deemed to be a Subsidiary only so long as such ownership or control exists.

“Successor Release” shall mean, as to any Category 1 Linux Related Component or Category 2 Linux Related Component, a later release of such component [**]

“[**] Action” shall have the meaning set forth in Section 4.02(c).

“[**] Vote” shall mean, subject to Sections 4.02(c) and 4.02(e), the votes of Directors designated by Members holding Membership Interests constituting at least [**]% of the [**], provided that if at any time the Company Board shall consist of less than five Directors, then “[**] Vote” shall mean the votes of at least a number of Directors [**].

“[**] Action” shall have the meaning set forth in Section 3.09(a).

“[**] Vote” shall mean, subject to Sections 3.08(c) and 3.08(f), the votes of Members holding Membership Interests constituting at least [**]% of the [**], provided that if at any time the Company shall have less than five Members, the “[**] Vote” shall mean the votes of at least a number of Members [**].

“Suspended Director” shall mean a Director designated by a Suspended Member.

“Suspended Member” shall mean a Member with respect to which a Suspension Period is then in effect.

“Suspension Period” shall mean, with respect to any Member, (a) the period beginning on the date of the occurrence of any event or taking of any action which will or is reasonably likely to result in a Triggering Event with respect to such Member, and ending on the earlier of (i) a determination by the Company (by resolution of the Company Board in accordance with Section 3.06(c)) as to whether to redeem the Membership Interests of such Member (provided that if the Company determines to redeem such Membership Interests in accordance herewith, such Suspension Period shall end on the date of such redemption) and (ii) the date that is six months after the date the Company first becomes aware of the occurrence of the Triggering Event, or (b) the period beginning on the date that such Member provides written notice of its proposed resignation to the Company Board and ending on the earlier of (i) the date that such Member’s Membership Interests are redeemed or (ii) the date on which such Member provides written notice that it is withdrawing its proposed resignation.

“Tax Matters Partner” shall have the meaning set forth in Section 7.02(a).

“[**]” shall mean [**], with each Member entitled to one vote.

“Transfer” shall mean any sale, assignment, transfer, exchange, gift, bequest, pledge, hypothecation or other disposition or encumbrance, direct or indirect, by operation of law or otherwise. The terms “Transferred”, “Transferring”, “Transferor” and “Transferee” shall have meanings correlative to the foregoing.

“Treasury Regulations” shall mean the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Triggering Event” shall mean, with respect to any Member, [**]1 of this Agreement [**] by a Member or its Specified Affiliates of any Company Licensing Agreement between such Member or its Specified Affiliates, on the one hand, and the Company, on the other hand, if such Member or its Specified Affiliates, as applicable, [**] pursuant to this Agreement [**] advising the Member [**] under this Agreement [**], the Member [**] of the Company [**] by a Member of the terms of this Agreement [**] by a Member or its Specified Affiliates of any Company Licensing Agreement between such Member or its Specified Affiliates, on the one hand, and the Company, on the other hand, [**] with respect to such Member if such Member or its Specified Affiliates, as applicable, [**] pursuant to this Agreement [**] the Member [**] under this Agreement [**], the Member [**] of the Company [**], (c) the making [**] by such Member [**] pursuant to any Company Licensing Agreement, or (d) [**] by a Member or its Specified Affiliates [**] of its Specified Affiliates, [**] as described in Section 11.02).

“[**] Action” shall have the meaning set forth in Section 4.02(c).

“[**] Action” shall have the meaning set forth in Section 3.09(b).

“Withdrawing Member” shall mean a Member that elects or is required to resign or is removed from the Company pursuant to Section 3.06 or who otherwise ceases to be a Member pursuant to Section 3.07.

SECTION 1.02. Terms and Usage Generally. All references herein to an “Article” or a “Section”, “Exhibit” or “Schedule” shall refer to an Article or a Section of, or an Exhibit or a Schedule to, this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein shall mean such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent in writing and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

ARTICLE II

General Matters

SECTION 2.01. Formation. (a) Pursuant to the provisions of the Delaware Act, the Company was formed on October 31, 2005 by filing in the Office of the Secretary of State of the State of Delaware of a Certificate of Formation, and the Initial Members hereby agree that the rights, duties and liabilities of the Members shall be as provided in the Delaware Act, except as otherwise provided herein.

(b) Each Officer of the Company is hereby designated as an “authorized person”, within the meaning of Section 18-201 of the Delaware Act, to execute, deliver and file, or cause the execution, delivery and filing of, all certificates, notices or other instruments (and any amendments and/or restatements thereof) required or permitted by the Delaware Act to be filed in the office of the Secretary of State of the State of Delaware and any other certificates, notices or other instruments (and any amendments or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business. The Company shall provide to each Member, upon request, copies of each such document as filed and recorded.

SECTION 2.02. Name. The name of the Company shall be “Open Invention Network LLC”. The Company Board may change the name of the Company or adopt such trade or fictitious names as it determines in its sole discretion. Neither the Company nor any Subsidiary of the Company shall have a corporate name, or do business using a name, that includes the name of any Member or any initials referring to such Member or any name or initials confusingly similar thereto or that contains any abbreviation or derivative thereof, including such names, abbreviations and derivatives identified on Schedule 2.02, provided that the Company may disclose in publicly available materials the identity of the Members.

SECTION 2.03. Term. The term of the Company commenced on October 31, 2005, with the filing of the Certificate of Formation in the office of the Secretary of State of the State of Delaware, and shall continue perpetually unless the Company is dissolved pursuant to Section 12.02, which dissolution shall be carried out pursuant to the Delaware Act and this Agreement.

SECTION 2.04. Registered Agent and Registered Office. The Company’s registered agent for service of process shall be The Corporation Trust Company, and the address of the registered agent and the address of the registered office of the Company in the State of Delaware shall be Corporate Trust Center, 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801. Such registered agent and such registered office may be changed from time to time by the Company Board.

SECTION 2.05. Principal Place of Business. The principal place of business of the Company shall be in the New York metropolitan area or such other location as the Company Board may designate from time to time and embody in a writing to be filed in the records of the Company.

SECTION 2.06. Purposes and Powers. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any act or activity for which limited liability companies may be formed under the Delaware Act, including engaging in the Business, on the terms and subject to the conditions set forth in this Agreement, so long as and to the extent such act or activity is permitted under applicable law. The Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purposes set forth in this Section 2.06.

ARTICLE III

Members

SECTION 3.01. Members. (a) Upon the execution of this Agreement, the sole Members of the Company shall be the Initial Members. Following the execution of this Agreement, no Person shall be admitted as a Member and no Additional Membership Interests shall be issued by the Company except as expressly provided in this Agreement.

(b) After the date of this Agreement, a Person shall be admitted as a Member (such Person, an “Additional Member”) (i) if such Person is a Permitted Transferee of a Membership Interest in accordance with the terms of Article XI or (ii) in the event such Person is not a Permitted Transferee, if (A) the admission of such Person shall have been approved [**], and (B) such Person shall have executed and delivered an Adoption Agreement and such other instruments as the Company Board requests such Person to deliver to effectuate the admission of such Person as a Member. No Person, whether or not such Person holds any Membership Interests, shall be deemed a Member of the Company hereunder or under the Delaware Act unless admitted as such pursuant to the provisions of this Section 3.01(b).

(c) The name and mailing address of each Member, its Capital Contributions (including [**] Capital Contributions in the form of assets other than cash) and its Contributed Capital shall be listed on Schedule 3.01. The designated Officer shall update Schedule 3.01 from time to time as necessary to accurately reflect changes in the address, Capital Contributions and Contributed Capital of any Member, the admission of Additional Members pursuant to Section 3.01(b), the resignation or removal of Members pursuant to Section 3.06 or the making of Subsequent Capital Contributions pursuant to Section 6.01. Any amendment or revision to Schedule 3.01 made to reflect an action taken in accordance with this Agreement shall not be deemed an amendment to this Agreement. Any reference in this Agreement to Schedule 3.01 shall be deemed to be a reference to Schedule 3.01 as amended and in effect from time to time.

SECTION 3.02. Representations, Warranties and Covenants of Members. (a) Representations and Warranties. Each Member hereby represents and warrants to the Company and to the other Members that as of the date hereof (or, in the case of an Additional Member, as of the date of the applicable Adoption Agreement) (i)(A) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (B) it has full right, power and authority to execute and deliver this Agreement and to perform its obligations, including the funding obligations under Section 6.01, hereunder, and (C) this Agreement has been duly authorized, executed and delivered by such Member and is enforceable against such Member in accordance with its terms; (ii) the Member is acquiring its Membership Interests for the Member’s own account as an investment and without an intent as of the date of such acquisition to distribute such Membership Interests; (iii) except as set forth on Schedule 3.02(a), neither it nor any of its Specified Affiliates is a party to any agreement, commitment, understanding or arrangement, whether written or oral, that (A) would purport to grant any counterparty to such agreement, commitment, understanding or arrangement any license to or interest in [**] Patent Rights or (B) could reasonably be expected to adversely affect the ability of any Director appointed or to be appointed by such Member to act in furtherance of the Pro-Linux Platform; (iv) neither the Member nor any of its Specified Affiliates has accepted any money or other value from a third party with the purpose or design of affecting the actions, resolutions or decisions to be taken by such Member or by the Director designated by such Member with respect to the Company; and (v) the Member (or, in the case of a Member with a Member Parent, such Member Parent) has entered (or, in the case of an Initial Member, shall within three days after the date hereof enter) into a Company Licensing Agreement.

(b) License. [**] Company Licensing Agreement [**] Patent Rights as and to the extent set forth therein.

(c) Payments by Third Parties. Each Member agrees not to, and to cause its Specified Affiliates not to, accept any money or other value from a third party with the purpose or design of affecting the actions, resolutions or decisions to be taken by such Member or by the Director designated by such Member with respect to the Company.

(d) No Inconsistent Agreements. Each Member agrees not to, and to cause its Specified Affiliates not to, enter into any agreement, commitment, understanding or other arrangement, whether written or oral, that (i) adversely affects or could reasonably be expected to adversely affect the ability of any Director appointed or to be appointed by such Member to act in furtherance of the Pro-Linux Platform or (ii) purports to grant any counterparty to such agreement, commitment, understanding or other arrangement any license to or interest in [**] Patent Rights (except as expressly set forth in the Company Licensing Agreement).

(e) Control of Member. Each Member Parent of a Member (if the Member has a Member Parent) shall at all times control, directly or indirectly, more than 50% of such Member’s [**]; provided that upon the consummation of a Change in Control of a Member Parent, the majority of the other then-existing Members may designate a new Member Parent with respect to such Member (which Member Parent shall control, directly or indirectly, more than 50% of such Member’s [**]).

SECTION 3.03. Powers of Members. The Members shall have the power to exercise any and all rights or powers granted to the Members pursuant to the express terms of this Agreement. Members shall not have the authority to transact any business in the Company’s name or bind the Company by virtue of their status as Members. For purposes of the Delaware Act, the Members shall constitute one class or group of members of the Company.

SECTION 3.04. Member’s Membership Interests; No Right to Partition. The Membership Interests shall for all purposes be personal property. No holder of a Membership Interest or Member shall have any interest in specific Company assets, including any assets contributed to the Company by such Member as part of any Capital Contribution. Each Member waives any and all rights that it may have to maintain an action for partition of the Company’s property.

SECTION 3.05. Membership Interests. (a) Each Membership Interest shall have the same rights and privileges and shall rank equally and be identical in all respects as to all matters. Membership Interests cannot be divided into parts and shall constitute one class. Subject to the authority of the Company Board as set forth in this Agreement, each Membership Interest shall represent a right to receive allocations of profits and losses of the Company, a right to participate in the management of the Company and a right to Distributions, in each case in accordance with this Agreement and the Delaware Act.

(b) At each meeting of the Members of the Company, each Member shall be entitled to one vote, provided that during any Suspension Period with respect to any Member, such Member shall not be entitled to any votes.

(c) Each Member shall own only one Membership Interest, provided that if two or more Members become Specified Affiliates of each other, the Withdrawing Member(s) who shall have resigned or been removed from the Company in compliance with Section 3.06(h) shall Transfer its Membership Interests to the Continuing Member, and such Continuing Member, upon owning all Membership Interests owned previously by such Continuing Member and such Withdrawing Member(s), shall be entitled to the Contributed Capital with respect to all such Membership Interests (it being understood that such Continuing Member shall continue to have only one vote in total and be entitled to designate one Director in respect of such Membership Interests in accordance with Section 3.05(b)).

SECTION 3.06. Resignation and Removal of Members. (a) Except as otherwise provided in this Section 3.06, and except upon dissolution of the Company pursuant to Section 12.02, [**]. Upon any such resignation of a Member [**], the Company shall redeem all but not less than all the Membership Interests of the Withdrawing Member upon the terms and subject to the conditions [**] and otherwise in accordance with Section 3.06(i).

(b) After the [**]anniversary of the date of this Agreement, any Member may resign from the Company prior to its dissolution by giving prior written notice of such proposed resignation to the Company Board. In addition, on or before the [**] anniversary of the date of this Agreement, any Member may resign from the Company prior to its dissolution by giving prior written notice of such proposed resignation to the Company Board in anticipation of a Change in Control that the board of directors or other equivalent managing body of such Member determines in its sole discretion (i) is in the best interests of the shareholders or equivalent stakeholders of such Member and (ii) is unlikely to occur if such Member remains a Member after the Change in Control, provided that the resignation shall be conditioned on the occurrence of the Change in Control. Upon notice of any such voluntary resignation, the Company shall promptly provide the redemption notice referred to in Section 3.06(i) and redeem all but not less than all the Membership Interests of such Withdrawing Member [**] in accordance with Section 3.06(i) . Other than as provided in the preceding sentence, such Withdrawing Member shall not be entitled to any Distribution of cash or property in connection with such resignation and redemption, and the obligations of such Withdrawing Member under this Agreement to make any Capital Contributions (including any obligation to make any Subsequent Capital Contributions) arising prior to the date on which the Withdrawing Member provided notice of its proposed resignation shall survive the cessation of such Member’s status as a Member. The Company shall have no further rights or remedies against the Withdrawing Member as a result of its resignation from the Company in accordance with this Section 3.06(b), provided that nothing in this sentence shall affect the Withdrawing Member’s rights and obligations that specifically survive the cessation of membership pursuant to Sections 3.02(b), 11.04 and 14.13 or affect the Withdrawing Member’s rights and obligations under the Company Licensing Agreement.

(c) If there occurs a Triggering Event with respect to any Member, the Company shall have the right to redeem all but not less than all the Membership Interests of such Member [**] in accordance with Section 3.06(i), provided that the Company provides written notice of the proposed redemption within six months after the Company first becomes aware of the Triggering Event. Upon the consummation of such redemption, such Member shall be removed. The rights of the Company under this Section 3.06(c) shall not be exclusive and shall be in addition to any and all rights and remedies to which the Company or the other Members may be entitled with respect to such Triggering Event if such Triggering Event is a breach of this Agreement or the Company Licensing Agreement.

(d) If (i) there occurs a Change in Control with respect to a Member (unless the Person ultimately in control of such Member as a result of the Change in Control is an Initial Member) or (ii) an Additional Transferee Member becomes a Member, the Company shall have the right to redeem all but not less than all the Membership Interests of such Member [**] in accordance with Sections 3.06(g) and (i), provided that the Company provides written notice of the proposed redemption within six months after the Company first becomes aware of the Change in Control or Additional Transferee becoming a Member. Upon the consummation of such redemption, such Member shall be removed.

(e) Any exercise by the Company of its right to redeem a Member’s Membership Interests in accordance with Section 3.06 (c) or (d) shall require the approval [**], provided that (i) such Member shall not be entitled to any votes on (and shall abstain from voting with respect to) any action, resolution or decision regarding the redemption of such Member’s own Membership Interests, and (ii) in accordance with Section 3.08(c), and notwithstanding any other provision of this Agreement, such Member shall be disregarded and deemed not to be a Member solely for purposes of determining whether the requisite vote with respect to such action, resolution or decision of the Members has been obtained.

(f) A Member may be removed at any time, with or without cause, [**], and in such case the Company shall redeem all but not less than all the Membership Interests of such Member [**] in accordance with Sections 3.06(g) and (i) and, upon the consummation of such redemption, such Member shall be removed.

(g) For purposes of this Section 3.06, [**] shall mean [**] the Membership Interests to be redeemed, taking into account the rights and obligations in respect of such Membership Interests pursuant to this Agreement. The Company Board shall determine [**] in good faith and provide written notice thereof to the Member whose Membership Interests are being redeemed pursuant to Section 3.06(d) or (f) within ten (10) Business Days of the Company Board’s determination. If the Member whose Membership Interests are being redeemed pursuant to Section 3.06(d) or (f) does not agree with the Company Board’s determination [**], such Member shall have thirty (30) Business Days following the receipt of notice of the Company Board’s determination [**] to express such disagreement in writing to the Company Board, which notice of disagreement shall set forth [**]. In the event such Member fails to express disagreement and provide such [**] within such thirty (30) Business Day period, the determination of the Company Board shall be final and binding on such Member. In the event such Member timely expresses such disagreement and provides such [**], the Company Board and such Member shall endeavor in good faith to resolve such disagreement and determine [**] by mutual agreement. In the event that the Company Board and such Member are unable to resolve such disagreement within thirty (30) Business Days following the date of the notice of disagreement, then [**] shall be determined as expeditiously as practicable by binding arbitration conducted in New York City in accordance with the rules of the American Arbitration Association. In making the determination [**], the arbitrator shall select [**] he or she has received from the parties (which [**] the parties have previously presented to each other in accordance with this Section 3.06(g)), and shall have no discretion to [**] (and no right or power to award any other remedy, including [**]), and such selection shall be made on the basis of the definition of [**] set forth in the first sentence of this Section 3.06(g) . Any award rendered by the arbitrator shall be final, binding and unappealable except as provided in the Federal Arbitration Act, 9 U.S.C. §1 et seq., and judgment may be entered on any such award by any state or federal court having competent jurisdiction. In its award the arbitrator shall allocate, in his or her discretion, among the parties to the arbitration all costs of the arbitration, including the fees and expenses of the arbitrator and any reasonable attorney’s fees, costs and expert witness expenses of the parties.

(h) Five Business Days prior to the consummation of a transaction or other event that will cause two or more Members to become Specified Affiliates of each other, such Members shall determine which one (and only one) Member shall continue as a Member of the Company (such Member, a “Continuing Member”) and which Member(s) shall resign from the Company, and the Members shall promptly notify the Company in writing of the resignation of the Withdrawing Member(s). If the Company does not receive such notice prior to the end of such five Business Day period, the Company Board may determine, in its sole discretion, which Person shall be the Continuing Member, and remove such other Members that are its Specified Affiliates.

(i) At any time the Company is required to or elects to redeem a Member’s Membership Interests in accordance with Section 3.06(a), (b), (c), (d) or (f),

the Company shall provide written notice of the redemption to such Withdrawing Member, which notice shall state that all the Membership Interests of such Withdrawing Member shall be redeemed, the closing date of such redemption and, in the case of a redemption pursuant to Section 3.06(d) or (f), the Company’s determination [**] as required by Section 3.06(g) . The closing date for such redemption shall be no later than thirty (30) Business Days after the date of such notice (or, in the case of a redemption pursuant to Section 3.06(d) or (f), such later date as [**] may be determined in accordance with Section 3.06(g)) . At the closing for the redemption, which closing shall take place at the principal place of business of the Company, the Company shall deliver to the Withdrawing Member [**] as provided by the terms of this Section 3.06, and the Withdrawing Member shall deliver to the Company the Certificates evidencing all its Membership Interests, duly endorsed, or accompanied by written instruments of Transfer in form satisfactory to the Company Board, duly executed by such Withdrawing Member, free and clear of any liens, and a written notice to the Company notifying the Company of the Member’s resignation from the Company. The resignation of such Withdrawing Member shall become effective, and such Withdrawing Member shall cease to be a Member, as set forth in and in accordance with Section 3.07.

SECTION 3.07. Cessation of Membership. A Person shall cease to be a Member (a) upon the bankruptcy or dissolution of such Person (in which case such Person shall be deemed to have resigned pursuant to Section 3.06(b), regardless of whether such Person would have had the right to resign under such Section 3.06(b)) or (b) at the time such Person ceases to own any Membership Interests, and upon the cessation of its Member status, all rights of a Member under this Agreement shall terminate, provided that (i) if a Member has Transferred its Membership Interests to a Permitted Transferee, such Member shall not cease to be a Member until the Permitted Transferee is admitted to the Company as a Member pursuant to Section 3.01(b), and (ii) no such cessation of any Member’s status as a Member shall affect such Member’s rights or obligations that specifically survive such cessation pursuant to Sections 3.02(b), 11.04 and 14.13 or affect such Member’s rights and obligations under the Company Licensing Agreement.

SECTION 3.08. Member Meetings. (a) Regular and Special Meetings. A meeting of Members for the designation of Directors, and for such other business as may be stated in the notice of such meeting, shall be held at least annually at such date, time and place as is determined by the Company Board. At each annual meeting of the Members, the Members shall designate Directors in accordance with Section 4.01(b) and may transact such other business as shall be stated in the notice of the meeting. Special meetings of the Members for any purpose may be called only by a resolution of the Company Board.

(b) Quorum. Except as otherwise required by applicable law, at any meeting of the Members, the presence, in person or by proxy, of Members [**] shall constitute a quorum, without regard to whether or not any Member present at such meetings, in person or by proxy, abstains from voting at such meetings. If at any meeting of the Members there shall be less than a quorum present, Members [**] held by Members represented thereat, in person or by proxy, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite number of Members shall be present. At any such adjourned meeting at which the requisite amount of Membership Interests shall be represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

(c) Voting. Each Member entitled to vote in any action, resolution or decision of the Members in accordance with the terms of this Agreement may vote in person or by written proxy, provided that during any Suspension Period with respect to any Member, such Member shall not be entitled to attend any meetings of the Members and shall not be entitled to vote (or consent in writing) with respect to any action, resolution or decision of the Members. Except in the case of designation of Directors or as otherwise provided herein (including Section 3.09), any action, resolution or decision of the Members required under the terms of this Agreement or by applicable law, whether at a meeting of the Members or by written consent, may only be taken if approved [**] (a “[**] Action”). Any Member may abstain from voting with respect to any matter submitted to its approval, and, notwithstanding any other provision of this Agreement, any such abstaining Member shall be disregarded and deemed not to be a Member solely for purposes of determining whether the requisite vote with respect to any action, resolution or decision of the Members has been obtained (whether such action, resolution or decision is a [**] Action, [**] Action or [**] Action).

(d) Notice of Meetings. Written notice, stating the place, date and time of the meeting of the Members, shall be given to each Member, at such Member’s address as it appears on Schedule 3.01, not less than five Business Days before the date of such meeting unless such notice requirement is waived in writing by a Member or by the attendance of such Member at a meeting without protesting, prior thereto or at the commencement thereof, the lack of adequate notice.

(e) Action Without a Meeting. Any action required or permitted to be taken at any annual or special meeting of the Members may be taken without a meeting, without prior notice and without a vote, if a written consent, setting forth the action so taken, shall be signed by the number of Members as would be required to take such action at a meeting, notice of such action shall be given to those Members who have not so consented in writing to such action without a meeting and such written consent is filed with the minutes of proceedings of the Members.

(f) Suspension Periods. Notwithstanding any other provision of this Agreement (including Section 3.08(b), Section 3.08(c) and the definition of the term “[**] Vote”), during any Suspension Period with respect to any Member, such Suspended Member shall be disregarded and deemed not to be a Member solely for purposes of determining whether a quorum exists at any meeting of the Members or whether the requisite vote with respect to any action, resolution or decision of the Members has been obtained (whether such action, resolution or decision is a [**] Action, [**] Action or [**] Action). Notwithstanding the foregoing, the Company and each Member (including a Suspended Member) will be bound by all actions, resolutions and decisions of the Members taken during any Suspension Period.

SECTION 3.09. [**] Actions. (a) Subject to Section 3.08(f), any action, resolution or decision relating to the matters listed on Schedule 3.09(a) (a “[**] Action”) shall require approval by a [**] Vote, and the Company shall not take any [**] Action in connection with such matter unless such approval has been obtained.

(b) Subject to Section 3.08(f), any action, resolution or decision relating to the matters listed on Schedule 3.09(b) (a “[**] Action”) shall require approval by each Member, and the Company shall not take any [**] Action in connection with such matter unless such approval has been obtained.

ARTICLE IV

Management

SECTION 4.01. Company Board. (a) Subject to Article V, the property, business and affairs of the Company shall be managed by or under the direction of a Board of Directors of the Company (the “Company Board”). The Company Board shall consist of a number of directors (each, a “Director”) equal to the number of Members, each such Director to be designated as provided in Section 4.01(b) . The Company CEO shall be invited to and shall attend each meeting of the Company Board except where determined otherwise by the Company Board, but shall not be entitled to vote on any matter considered by the Company Board. No Officer may take any action or make any decision without the approval of the Company Board if such action or decision is reserved for the Company Board under applicable law, under this Agreement or under any action, resolution or decision of the Members or the Company Board.

(b) Designation and Term of Directors. Each Member shall be entitled to designate one (and only one) Director to the Company Board. Upon the execution and delivery of this Agreement, each Initial Member shall designate one Director to the Company Board. Upon the admission of an Additional Member (other than a Permitted Transferee), the number of Directors constituting the Company Board shall be increased by one, effective upon the admission of such Additional Member. An Additional Member shall designate one Director to the Company Board, which designation, in the case of an Additional Member that is a Permitted Transferee, shall become effective upon the resignation of the Director designated by the Transferor whom such Additional Member is replacing. The Directors, designated in accordance with the foregoing, shall constitute the Company Board. Each Director shall be designated to serve until the earlier of (i) the designation and qualification of his or her successor, (ii) removal of such Director in accordance with Section 4.01(f) of this Agreement or (iii) such Director’s death or disability. The Chairman of the Company Board shall at all times be appointed from among the Directors.

(c) Committees Generally. The Company Board may, by resolution of the Company Board, designate one or more committees, each committee to consist of two or more Directors. Any such committee, to the extent provided in the resolution of the Company Board establishing such committee, shall have and may exercise all the powers and authority of the Company Board in the management of the business and affairs of the Company. Committees of the Company Board will not be used in a manner that usurps the overall responsibility of the Company Board pursuant to this Agreement.

(d) Resignation of Directors. Any Director may resign at any time, provided that any Director who is designated by a Withdrawing Member must resign at the time such Withdrawing Member’s status as a Member ceases. Such resignation shall be made in writing, and shall take effect at the time specified therein, and, if no time is specified, at the time of its receipt by the Company CEO or another designated Officer. The acceptance of a resignation shall not be necessary to make it effective.

(e) Vacancies on the Company Board. Other than any removal contemplated by Section 4.01(f)(ii), upon any removal, resignation, death or disability of any Director, the Member who designated such Director shall designate a replacement in accordance with Section 4.01(b).

(f) Removal of a Director. (i) Any Director may be removed, by written notice to the Company Board, either with or without cause at any time by the Member who designated such Director.

(ii) Any Director who is designated by a Withdrawing Member, and who has not previously notified the Company of his or her resignation, must be removed by such Withdrawing Member at the time such Withdrawing Member ceases to be a Member, provided that if such Withdrawing Member fails to remove the Director designated by it at the time it ceases to be a Member, the Company Board shall be entitled to, and shall, remove such Director with effect from the time such Withdrawing Member ceased to be a Member.

(g) Compensation of Directors. Directors shall not receive any stated salary for their services as Directors or as members of committees of the Company Board, but, by resolution adopted by the Company Board, expenses of attendance may be provided for attendance at each meeting of the Company Board. Nothing herein contained shall be construed to preclude any Director from serving the Company in any other capacity as an officer, agent, employee or otherwise, and receiving compensation therefor or from serving a Member or its Specified Affiliates or any other Person in the capacity of an officer, agent, employee or otherwise and receiving compensation therefor.

(h) Duties of Directors. Nothing in this Agreement shall be deemed to prohibit any Director from (i) acting at any meeting of the Company Board or otherwise in furtherance of the interests of the Member that designated such Director or such Member’s Specified Affiliates or (ii) sharing information regarding the Company and its business with such Member or its Specified Affiliates.

SECTION 4.02. Meetings of the Company Board. (a) Regular and Special Meetings. The newly designated Directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after the formation of the Company, or the time and place of such meeting may be fixed by written consent of all the Directors. Each Director shall have received at least five Business Days’ prior notice of any meeting of the Company Board unless such notice requirement is waived in writing executed by such Director or by the attendance of such Director at a meeting without protesting, prior thereto or at the commencement thereof, the lack of adequate notice. Special meetings of the Company Board may be called at any time by any two or more Directors. The meetings of the Company Board shall be held at such place as shall be determined from time to time by resolution of the Company Board or as shall be stated in the notice for the meeting. Copies of agendas and minutes of all meetings of the Company Board shall be distributed to all Directors. Directors may participate in any meeting of the Company Board or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If it is anticipated that a Subsequent Capital Contribution will be considered at any meeting of the Company Board, the notice of such meeting shall note that such consideration is expected to be on the agenda for such meeting.

(b) Quorum. At any meeting of the Company Board, the presence, in person or by proxy, of a majority of the Directors shall constitute a quorum, without regard to whether or not any Director present at such meetings, in person or by proxy, abstains from voting at such meetings. If at any meeting of the Company Board there shall be less than a quorum present, a majority of Directors present may adjourn the meeting from time to time, without notice other than announcement at such meeting, until the requisite number of Directors shall be present. At any such adjourned meeting at which the requisite number of Directors shall be represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

(c) Voting. Each Director shall have one vote with respect to any action, resolution or decision of the Company Board, provided that during any Suspension Period with respect to any Member, the Director designated by such Member shall not be entitled to attend any meetings of the Company Board and shall not be entitled to vote (or consent in writing) with respect to any matter considered by the Company Board. Directors may vote in person or may act at meetings of the Company Board by written proxy. Any action, resolution or decision of the Company Board, whether at a meeting of the Company Board or by written consent, may only be taken if approved by an affirmative vote of the majority of the Directors constituting the Company Board (a “Majority Board Action”), provided that (i) any action, resolution or decision relating to a matter set forth on Schedule 4.02(c)(i) [**] may not be taken unless approved pursuant to [**], and (ii) any action, resolution or decision relating to a matter set forth on Schedule 4.02(c) (ii) [**] may not be taken unless approved [**]. Nothing in this Section 4.02(c) shall affect the rights of Members under Section 3.09. Any Director may abstain from voting with respect to any matter submitted to the approval of the Company Board, and, notwithstanding any other provision of this Agreement (including this Section 4.02(c) and the definition of the term [**]), any such abstaining Director shall be disregarded and deemed not to be a Director solely for purposes of determining whether the requisite vote with respect to any action, resolution or decision of the Company Board has been obtained (whether such action, resolution or decision is [**]. If the Company Board determines in good faith that a particular matter is [**], any actions based on such determination may not subsequently be challenged (by a Member [**]) on the basis that subsequent developments indicate that a different level of approval of the Company Board [**].

(d) Action Without Company Board Meeting. Any action required or permitted to be taken at any meeting of the Company Board or of any committee thereof may be taken without a meeting if a written consent thereto is signed by the number of Directors as would be required to take such action at a meeting, and such written consent is filed with the minutes of proceedings of the Company Board or such committee.

(e) Suspension Periods. Notwithstanding any other provision of this Agreement (including Section 4.02(b), Section 4.02(c) and the definition of the term “[**] Vote”), during any Suspension Period with respect to any Suspended Member, a Suspended Director designated by such Suspended Member shall be disregarded and deemed not to be a Director solely for purposes of determining whether a quorum exists at any meeting of the Company Board or whether the requisite vote with respect to any action, resolution or decision of the Company Board has been obtained (whether such action, resolution or decision is a Majority Board Action, [**] Action or [**] Action). Notwithstanding the foregoing, the Company and each Member (including any Suspended Member) will be bound by all actions, resolutions and decisions of the Company Board taken during any Suspension Period.

SECTION 4.03. Officers. (a) The Company shall have a chief executive officer (the “Company CEO”). The Company Board may also establish additional or alternate offices of the Company as it deems advisable, and such offices shall be filled with such Officers, who shall perform such duties and serve such terms as the Company Board shall determine from time to time. Subject to Sections 3.09 and 4.01, Officers shall conduct the day-to-day operations of the Company. In no event may an Officer take any action for which approval is required under Section 3.08(c), 3.09 or 4.02 in the absence of such approval.

(b) Company CEO. The Company Board shall appoint the Company CEO from among qualified candidates who shall have extensive experience in licensing and management of Patent Rights or other areas related to the Business. Subject to Sections 3.09 and 4.01, the Company CEO shall be responsible for the day-to-day operations of the Company and shall sign, execute and acknowledge contracts and agreements relating thereto on behalf of the Company and shall perform such duties as are from time to time assigned by the Company Board, and may (unless otherwise determined by the Company Board) delegate such responsibilities to another Officer of the Company. The Company CEO may only be removed by a majority vote of the Company Board. The Company CEO shall employ and retain on behalf of the Company, subject to approval by the Company Board, such Persons as may be necessary or appropriate for the conduct of the Company’s business. The Company CEO will not (while serving as Company CEO) be a Director or an employee, agent or contractor of any Member.

(c) Managers. All Officers shall be “managers” of the Company within the meaning of the Delaware Act.

SECTION 4.04. Budgets and Business Plans. (a) The initial budget and business plan for the Company shall be as adopted by the Company Board on the date hereof.

(b) Reasonably in advance of (and no later than October 1 preceding, commencing with October 1, 2006) the beginning of each Fiscal Year of the Company, the Company CEO shall present to the Company Board for review and approval a business plan for the next [**] Fiscal Years and shall present to the Company Board for review and approval an updated budget for the next Fiscal Year. Each business plan for the Company as may be in effect from time to time, whether the initial business plan or an updated business plan, is referred to herein as the “Business Plan”. Each budget for the Company as may be in effect from time to time, whether the initial budget or an updated budget, is referred to herein as the “Budget”.

SECTION 4.05. Investment of Funds. Funds held by the Company, including in respect of Capital Contributions, to the extent they are not being used to meet Patent Acquisition and Operating Expenses or Patent Litigation Expenses, shall be invested and reinvested by the Company in any investment as determined by the Company CEO pursuant to guidelines established by the Company Board. Periodic statements shall be provided to the Company Board reflecting transactions executed in respect of such funds. Any income received by the Company from investments of such funds shall become an asset of the Company. In the event of a Distribution of the assets of the Company, the Company shall sell or liquidate such investments promptly to the extent necessary to enable Distributions in accordance with this Agreement.

ARTICLE V

Operations and Activities of the Company

SECTION 5.01. Promotion of the Linux System. The Company intends to utilize its Patent Rights to further the Pro-Linux Platform. The Company will have an open licensing policy, offering non-exclusive licenses of its Patent Rights to all Persons, on a royalty-free basis, but requiring a license from such Persons, substantially as set forth in Section 3.02(b) and the Form Company Licensing Agreement, as the same may be amended or modified from time to time.

SECTION 5.02. Licensing Activities. The Company will license its Patent Rights on a royalty-free basis to any Person that enters into a Company Licensing Agreement. The Company CEO will, subject to the approval of the Company Board, be responsible for the negotiation and execution of each Company Licensing Agreement, provided that any license of the Company’s Patent Rights that is not substantially in the form of the Form Company Licensing Agreement (as the same may be amended or modified from time to time) shall (in accordance with Section 4.02(c)(i)) [**].

SECTION 5.03. Acquisition of Patent Rights. (a) The Company CEO will identify and, subject to the approval of the Company Board, cause the Company to acquire Patent Rights that are useful in protecting the Linux System or of potential value to the Pro-Linux Platform. The Company will obtain the capability (either through its employees or through third parties) to evaluate, maintain and manage its Patent Rights.

(b) Prior to approving the acquisition of any Patent Right not contributed as part of the Initial Capital Contributions, the Company Board will cause the Company to obtain from an independent technical or industry expert or legal counsel selected by the Company Board a determination in form and substance satisfactory to the Company Board that the acquisition under consideration would further the Pro-Linux Platform. In connection with any acquisition of Patent Rights, to the extent necessary, the Company will enter into agreements with respect to invention disclosures to ensure such disclosures to the Company do not constitute divulgence or “destruction of novelty” under applicable law.

SECTION 5.04. Enforcement of Patent Rights; Counter-measures. (a) Subject to Sections 5.04(b) and 4.02(c), the Company may take enforcement actions against any Person if (i) such Person or any of its Affiliates [**] (in the case of this clause (2)) the Company Board determines that, if successful, such assertion of Patent Rights [**] or (B) in the good faith determination of the Company Board, [**] (in the case of this clause (2)) the Company Board determines that, if successful, such assertion of Patent Rights [**] and (ii) the Company Board has determined in good faith that [**]. It is understood that the initiation of any enforcement action intended to protect Persons other than Members, Licensees and their respective Affiliates, or any customers or distributors of any of the foregoing, is subject to [**] as provided in Section 4.02(c) . Subject to Sections 5.04(b) and 4.02(c), the Company may also take appropriate, good faith counter-measures within the scope of its Business, [**].

(b) The Company [**].

(c) Unless otherwise approved by [**] the Company Board, no enforcement action asserting the Company’s Patent Rights or counter-measure may be taken by the Company other than as provided in this Section 5.04. For the avoidance of doubt, the settlement or other disposition of enforcement actions or counter-measures contemplated by this Section 5.04 shall require only the affirmative vote of [**] the Directors constituting the Company Board.

SECTION 5.05. Linux Definition Committee. The Company shall have a committee to review [**] the definitions of “Linux System”,[**]. The committee shall [**]. The committee shall [**] as the committee shall [**].

SECTION 5.06. No Member Right to License Company Patents. In no event shall any Member have any right to (and in no event shall any Member) grant any license to or interest in any [**] Patent Rights (except as expressly set forth in the Company Licensing Agreement), regardless of the terms of any agreement, commitment, understanding or arrangement to which such Member may be subject.

SECTION 5.07. Independent Operations. On the terms and subject to the conditions of this Agreement, the Company will operate as a stand-alone entity independently from its Members.

ARTICLE VI

Capital Contributions and Commitments; Contributed Capital Accounts

SECTION 6.01. Capital Contributions and Commitments. (a) Not later than seven days following the execution and delivery of this Agreement, each Initial Member shall make a capital contribution (each, an “Initial Capital Contribution”), in an amount [**]. The Initial Capital Contributions of the Members shall only be used to pay Patent Acquisition and Operating Expenses; provided that, except as otherwise provided in Schedule 4.02(c)(i) or Schedule 4.02(c)(ii), any portion of the Initial Capital Contributions may be used to pay Patent Litigation Expenses if approved by the affirmative vote of the [**] Directors constituting the Company Board.

(b) Upon the admission of an Additional Member . who is not a Permitted Transferee of a Member, such Additional Member shall make, concurrently with the effectiveness of the admission of such Additional Member, a capital contribution in an amount determined by the Company Board (unless, and as, otherwise determined by an action, resolution or decision of the Members), in exchange for the issuance by the Company of one Membership Interest.

(c) The Company Board shall determine, in accordance with and subject to the voting requirements set forth in Section 4.02(c), the amount, form, timing and terms of any Subsequent Capital Contributions to fund Patent Acquisition and Operating Expenses, and will notify the Members of such decision and the Members’ obligations in respect thereof. Any Subsequent Capital Contribution to fund Patent Acquisition and Operating Expenses shall be allocated on a pro rata basis among the Members, with each Member making an equal Capital Contribution regardless of the number of Membership Interests held by such Member. Each Member shall make Subsequent Capital Contributions as and when directed by the Company Board in accordance with this Section 6.01(c); provided that, except as specified in Section 6.01(f), (i) no Subsequent Capital Contributions to fund Patent Acquisition and Operating Expenses may be required until [**], (ii) Subsequent Capital Contributions of any Member pursuant to this Section 6.01(c) may not exceed, together with all Subsequent Capital Contributions made by such Member pursuant to Section 6.01 (d), $[**] in the aggregate in the period beginning on the date of this Agreement and ending on [**] and (iii) no Subsequent Capital Contributions may be required on or after [**]. Except as otherwise provided in Schedule 4.02(c)(i) or Schedule 4.02(c)(ii), any portion of the proceeds of any Subsequent Capital Contribution made pursuant to this Section 6.01(c) may be used to pay Patent Litigation Expenses if approved by the affirmative vote of the [**] Directors constituting the Company Board.

(d) Each Member shall make Subsequent Capital Contributions to fund Patent Litigation Expenses as and when directed by the Company Board in accordance with Section 5.04(b); provided that, except as specified in Section 6.01(f), (i) no Subsequent Capital Contributions to fund Patent Litigation Expenses may be required until [**], (ii) Subsequent Capital Contributions of any Member to fund Patent Litigation Expenses pursuant to this Section 6.01(d) may not exceed, together with all Subsequent Capital Contributions made by such Member pursuant to Section 6.01(c), $[**] in the aggregate in the period beginning on the date of this Agreement and ending on December 31, 2011 and (iii) no Subsequent Capital Contributions may be required on or after [**].[**] Any portion of the proceeds of any Subsequent Capital Contribution made pursuant to this Section 6.01(d) may be used to pay Patent Acquisition and Operating Expenses if approved by the affirmative vote of the [**] Directors constituting the Company Board.

(e) All Capital Contributions shall be irrevocable and shall be in the form of cash, in each case unless otherwise set forth on Schedule 3.01 or agreed to in writing by each Member. The cash equivalent of any Capital Contribution that is in the form of assets other than cash will be as set forth in Schedule 3.01 or as otherwise determined by written agreement of each Member. Except as otherwise provided by this Agreement or the Delaware Act, no Member shall have the right to withdraw, or receive any return of, all or a portion of such Member’s Capital Contribution, nor shall any Member have the right to demand and receive any cash or other property in return for its Capital Contribution. Notwithstanding the foregoing, nothing in this Section 6.01(e) shall limit the terms of Sections 3.06 and 12.03.

(f) With, [**], the limitations on Subsequent Capital Contributions set forth in Sections 6.01(c) and 6.01(d) may be increased or decreased. Except as provided in this Section 6.01 or as may otherwise be agreed to in writing by each Member, the Members shall have no right or obligation to make any Capital Contribution to the Company.

(g) The Company Board may not authorize any Subsequent Capital Contribution at a meeting of the Company Board unless (i) each Director is provided at least five (5) Business Days’ prior notice that a Subsequent Capital Contribution will be proposed at the meeting or (ii) such notice requirement is waived by each Director who did not receive such notice.

SECTION 6.02. Status of Capital Contributions. (a) No Member shall receive any interest, salary or drawing with respect to its Capital Contributions or for services rendered on behalf of the Company or otherwise in its capacity as a Member, except as otherwise specifically provided in this Agreement with respect to allocations and Distributions.

(b) The Members shall be liable only to make their Capital Contributions pursuant to Section 6.01, and no Member shall be required to lend any funds to the Company. No Member shall have any personal liability for the payment of any Capital Contribution of any other Member.

SECTION 6.03. Contributed Capital. (a) The Company shall maintain for each Member an account to be designated its “Contributed Capital”. The Contributed Capital account of each Initial Member shall be equal to its Initial Capital Contribution (including the amount attributed to any non-cash assets provided as Capital Contributions, as set forth in Schedule 3.01) to which shall be added any Subsequent Capital Contributions. The Contributed Capital account of any Additional Member that is not a Permitted Transferee of a Member shall be equal to (x) its initial Capital Contribution (including the amount attributed to any non-cash assets provided as Capital Contributions) or (y) such other amount, if any, as may be determined by the Members at the time such Additional Member is admitted as a Member, to which shall be added any Subsequent Capital Contribution. A Member’s Contributed Capital account shall be reduced by (i) the amount of cash distributed to the Member by the Company and (ii) the fair market value of any property distributed to the Member by the Company (as such property and its fair market value are agreed to by such Member and the Company Board)[**].

(b) Each Member shall have a single Contributed Capital account which shall reflect all of its Membership Interests in the Company. If any Member transfers its Membership Interest in the Company pursuant to the terms of this Agreement, the transferee shall succeed to the Contributed Capital account of the transferor. The Company will maintain records to enable separate identification of Capital Contributions and Distributions to the extent related to separate Membership Interests.

(c) A Member’s “Pro Rata Portion” at any date of determination shall be the percentage obtained by dividing (A) the amount of such Member’s Contributed Capital account as of such date by (B) the aggregate amount of all Contributed Capital accounts of the Members as of such date, [**].

ARTICLE VII

Tax Matters

SECTION 7.01. Tax Allocations. Taxable income and loss and each item of taxable income, gain, loss, deduction or credit recognized by the Company shall be allocated among the Members in proportion to their respective Pro Rata Portions, subject to Section 704(c) of the Code (using the “traditional method” of Treasury Regulation Section 1.704 -3(b)). Allocations pursuant to this Section 7.01 are solely for purposes of United States federal, state and local taxes, and shall not affect other items or Distributions pursuant to any provision of this Agreement.

SECTION 7.02. Tax Matters. (a) The “Tax Matters Partner” of the Company for purposes of Section 6231(a)(7) of the Code shall be International Business Machines Corporation. The Tax Matters Partner shall have the power to manage and control, on behalf of the Company, any administrative proceeding at the Company level with the Internal Revenue Service or any other taxing authority relating to the determination of any tax liability of the Company or any item of Company income, gain, loss, deduction or credit for any tax purpose. The Tax Matters Partner shall take such action as may be reasonably necessary to constitute each other Member a “notice partner” within the meaning of Section 6231(a)(8) of the Code. The Tax Matters Partner shall notify each other Member of all material matters that come to its attention in its capacity as Tax Matters Partner. Within ten (10) days of the receipt of any notice from the Internal Revenue Service or any state, local or foreign tax authority in any administrative proceeding at the Company level relating to the determination of any Company item of income, gain, loss, deduction or credit, the Tax Matters Partner shall mail a copy of such notice to each Member.

(b) The Tax Matters Partner shall cause to be prepared and filed for each taxable year of the Company all tax and information returns which the Company is required to file. In preparing such returns, the Tax Matters Partner shall apply the provisions of Section 7.01 in such manner as it deems appropriate, shall cause the Company to make an election under Section 754 of the Code, and shall have the discretion to make such other tax elections and take such other tax positions as it deems appropriate. Each Member shall, upon request of the Company, supply any information necessary for the Company to prepare such tax returns. For each taxable year of the Company, the Tax Matters Partner shall cause the Members to be provided, on a timely basis, with information needed by them to file their own tax returns by reason of their interest in the Company, including the applicable Schedule K-1 to the Company’s federal partnership tax return for such taxable year. Each Member shall file its own tax returns in a manner consistent with the elections and positions taken by the Company on its own tax returns, including the information returns provided by the Company to the Member. The Tax Matters Partner shall be authorized to engage a third party to assist it in performing its obligations under this Article VII, and the costs and expenses of the Tax Matters Partner incurred in connection with its obligations shall be Patent Acquisition and Operating Expenses.

SECTION 7.03. Taxation as Partnership. The Members intend that the Company shall be treated as a partnership for United States federal, state, local and foreign tax purposes and agree to take all reasonable actions, including the amendment hereof (so long as such amendment does not materially adversely affect any Member or its Affiliates) and the execution of other documents, as may reasonably be required to qualify for and receive such treatment and further agree not to take any position or make any election, in a tax return or otherwise, inconsistent therewith.

ARTICLE VIII

Distributions

SECTION 8.01. Distributions. Subject to Section 4.02(c), the Company Board may, by resolution, at any regular or special meeting, declare Distributions to the Members in proportion to their respective Pro Rata Portions, at such times as it deems appropriate, in its sole discretion.

SECTION 8.02. Limitations on Distribution. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any

Distribution if such Distribution would violate Section 18-607 of the Delaware Act or other applicable law, but shall instead make such Distribution as soon as practicable after the making of such Distribution would not cause such violation.

SECTION 8.03. Withholding. Notwithstanding anything in this Agreement to the contrary, the Tax Matters Partner and the Company are authorized to take any and all actions that are necessary or appropriate to ensure that the Company satisfies any and all withholding and tax payment obligations under Section 1441, 1445, 1446 or any other provision of the Code or other applicable law. Without limiting the generality of the foregoing, the Company may withhold any amount that the Tax Matters Partner determines is required to be withheld from Distributions to any Member; provided that such amount shall be deemed to have been distributed to such Member for all purposes of applying this Agreement. Each Member will timely provide any certification or file any agreement that is required by any taxing authority in order to avoid any withholding obligation that would otherwise be imposed on the Company, and shall indemnify the Company for any withholding tax liability imposed on the Company with respect to such Member.

ARTICLE IX

Books and Records; Accounting

SECTION 9.01. Books, Records and Financial Statements. (a) The Company shall at all times maintain, at its principal place of business, separate books of account for the Company that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Company in accordance with GAAP consistently applied, and, to the extent inconsistent therewith, in accordance with this Agreement. Such books of account, together with a copy of this Agreement, its Exhibits and Schedules, the Certificate of Formation, copies of the Company’s federal, state and local tax returns and reports, if any, for the three most recent years and financial statements of the Company for the three most recent years shall at all times be maintained at the principal place of business of the Company and shall be available for inspection, examination and copying at reasonable times by each Member and its duly authorized representatives for any purpose reasonably related to such Member’s interest in the Company. Any Member requesting access to books and records of the Company shall reimburse the Company for any costs reasonably incurred by it in connection therewith.

(b) The Officers shall prepare and maintain, or cause to be prepared and maintained, the books of account of the Company. The following financial information, prepared in accordance with GAAP and applied on a basis consistent with prior periods, which shall be audited in accordance with GAAS and certified to by an independent certified public accountant, shall be transmitted by the Company to each Member as soon as reasonably practicable and in no event later than fifty (50) days after the close of each Fiscal Year:

(i) balance sheet of the Company as of the beginning and close of such Fiscal Year;

(ii) statement of profits and losses for such Fiscal Year;

(iii) statement of the Company’s cash flows during such Fiscal Year; and

(iv) to the extent that it can be produced without unreasonable burden or expense (in the good faith judgment of the Company CEO), a reconciliation of net income and equity into IFRS.

(c) Following the end of each of the Company’s Fiscal Quarters, the Company shall prepare and provide to each Member, as soon as reasonably practicable and in no event later than thirty (30) days after the close of each Fiscal Quarter, in order to permit each Member to comply with its public reporting requirements: (i) an unaudited balance sheet of the Company with respect to such Fiscal Quarter, (ii) an unaudited statement of the profits and losses of the Company for such Fiscal Quarter, (iii) an unaudited statement of cash flows during such Fiscal Quarter (each of which items (i) through (iii) shall be prepared in accordance with GAAP, applied on a basis consistent with prior periods), (iv) to the extent it can be produced without unreasonable burden or expense (in the good faith judgment of the Company CEO), an update of the reconcilitation of net income and equity into IFRS for such Fiscal Quarter and (v) a discussion of the results of operations of the Company for such Fiscal Quarter, in substantially the format determined by the Company Board. To the extent that the Company cannot provide final financial statements with respect to any Fiscal Quarter on a reasonably timely basis for a Member to comply with its reporting obligations, the Company shall provide estimates on a reasonably timely basis to permit such compliance.

(d) The Company shall promptly inform each Member of any material event or development not reflected in the Company’s financial information delivered as provided above in order to enable such Member to timely make an assessment of such Member’s disclosure obligations with respect to such event or development.

SECTION 9.02. Accounting Method. For both financial and tax reporting purposes, the books and records of the Company shall be kept on the accrual method of accounting and shall reflect all the Company’s transactions and be appropriate and adequate for the Company’s business.

SECTION 9.03. Annual Audit. The financial statements of the Company for each Fiscal Year shall be audited by an independent certified public accountant, selected by the Company Board, with such audit to be accompanied by a report of such accountant containing its opinion. The cost of such audit shall be a Patent Acquisition and Operating Expense.

SECTION 9.04. Banking. All funds of the Company received from any and all sources shall be deposited in the Company’s name in such separate accounts as shall be determined by the Company Board. In connection with the maintenance of such bank accounts, the Company Board shall designate those individuals who will have authority to disburse funds from such bank accounts on behalf of the Company in connection with its activities.

SECTION 9.05. Changes in Accounting. The Company will inform the Members in a timely manner of any plans pertaining to a material change in the accounting policies and principles adopted by the Company.

SECTION 9.06. Engagement of Accountants. The Company will use commercially reasonable efforts not to engage any certified public accountants that a Member has engaged for the purpose of providing an opinion with respect to such Member’s consolidated financial statements in any way that would impair such certified public accountants’ independence with respect to the preparation of the Member’s consolidated financial statements under the rules of the U.S. Securities and Exchange Commission.

SECTION 9.07. Internal Controls. The Company shall maintain systems of internal disclosure controls and procedures and internal controls over financial reporting sufficient to enable the Members to satisfy their financial reporting requirements and to provide reasonable assurance of the adequacy of such controls and procedures on an annual basis in such form and detail as shall enable the Members to satisfy their financial reporting requirements, including if required by law or the applicable stock exchange or securities regulator, a statement that: (i) records are maintained in reasonable detail and in such a form as to fairly reflect any transactions and dispositions of assets, (ii) transactions are executed in accordance with management’s general or specific authorizations, (iii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iv) access to assets is permitted only in accordance with management’s general or specific authorization and (v) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

ARTICLE X

Liability, Exculpation and Indemnification

SECTION 10.01. Liability. Except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member or other Covered Person shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or other Covered Person. Except as expressly provided herein, no Member in its capacity as such, shall have liability to the Company, any other Member or the creditors of the Company.

SECTION 10.02. Exculpation. (a) No Covered Person shall be liable to the Company, any other Covered Person or any other Person who has an interest in the Company for any costs, expenses, damages or other liability incurred by reason of any act or omission (in relation to the Company or this Agreement) performed or omitted by such Covered Person in good faith on behalf of the Company, provided that a Member shall be liable for any such costs, expenses, damages or other liability resulting from any breach by such Member or its Specified Affiliates of this Agreement or the Company Licensing Agreement to which such Member or any of its Specified Affiliates is a party.

(b) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such Person’s professional or expert competence, including information, opinions, reports or statements as to the validity, enforceability or infringement of Patent Rights and the value and amount of the assets, liabilities or any other facts pertinent to the existence and amount of assets from which Distributions to Members might properly be paid.

SECTION 10.03. Fiduciary Duty. To the fullest extent permitted by applicable law (including Section 18-1101 of the Delaware Act), at law or in equity, no Director, Member or Affiliate of a Member acting under this Agreement shall have any fiduciary or similar duty, at law or in equity, or any liability relating thereto, to the Company or any other Director, Member or Affiliate of a Member, with respect to or in connection with the Company or the Company’s business or affairs. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Director, Member or Affiliate of a Member otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Director, Member or Affiliate of a Member.

SECTION 10.04. Indemnification. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for (i) any cost, expense, damage or other liability incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement and (ii) any claim, demand, action, suit or proceeding seeking or otherwise relating to any such cost, expense, damage or other liability, except that no Covered Person shall be entitled to be indemnified in respect of any cost, expense, damage or other liability to the extent incurred by such Covered Person by reason of gross negligence, fraud or willful misconduct of such Covered Person; provided that any indemnity under this Section 10.04 shall be provided out of and to the extent of Company assets only, and no Covered Person shall have any personal liability on account thereof.

SECTION 10.05. Expenses. To the fullest extent permitted by applicable law, reasonable expenses (including reasonable legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section 10.04.

SECTION 10.06. Insurance. The Company may purchase and maintain insurance, to the extent and in such amounts as the Company Board by resolution shall deem reasonable or appropriate, on behalf of Covered Persons and such other Persons as the Company Board by resolution shall determine, against any liability that may be asserted against or expenses that may be incurred by any such Person in connection with the activities of the Company or any indemnities provided by the Company, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

SECTION 10.07. [**] Claims. Prior to the initiation by any Member or any of its Affiliates of a claim, action, suit or proceeding [**] for patent infringement [**], the Member proposing (or whose Affiliate proposes, as the case may be) to initiate such claim, action, suit or proceeding shall provide [**] the basis for such proposed claim, action, suit or proceeding, in order to provide [**] a reasonable opportunity to [**] otherwise resolve the issue or issues underlying such proposed claim, action, suit or proceeding to the reasonable satisfaction [**] any claim, action, suit or proceeding [**] regarding the patent(s) identified in the notice [**] and software package(s) identified in such notice. Such Members shall act in good faith to resolve such issue or issues following delivery of such notice and [**] from the date of such notice.

SECTION 10.08. Other Procedures. The Members and the Company may enter into indemnity contracts with Covered Persons and such other Persons as the Company Board shall determine and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under Sections 10.04 and 10.05 and containing such other procedures regarding indemnification as are appropriate.

ARTICLE XI

Transfer of Membership Interests

SECTION 11.01. Transfer of Membership Interests Generally. Except for a Transfer in accordance with this Agreement, a Member may not, directly or indirectly, Transfer any Membership Interests owned by such Member without the written consent of the other Members. Any purported Transfer of Membership Interests in breach of this Section 11.01 shall be null and void, and neither the Company nor the Members shall recognize the same, whether for the purpose of designating Directors, making allocations or Distributions or otherwise. Neither the Company nor the Members shall incur any liability as a result of refusing to recognize any such designated Director or make any such allocations or Distributions with respect to Transferred Membership Interests in breach of this Section 11.01. Any Member who Transfers or attempts to Transfer any Membership Interest except in compliance herewith shall be liable to, and shall indemnify and hold harmless, the Company and the other Members for all costs, expenses, damages and other liabilities resulting therefrom.

SECTION 11.02. Permitted Transfers. (a) A Member may at any time Transfer all but not less than all its Membership Interests to another Person (such a

Transferee, a “Permitted Transferee”) if (i) such other Person is (A) a wholly owned Subsidiary of such Member, the Member Parent (if any) of such Member, or a wholly owned Subsidiary of such Member Parent, or (B) the successor (whether by sale, merger or otherwise) to all or substantially all of the assets of such Member’s business and the business of its Specified Affiliates, taken as a whole, relating to the Linux System taken as a whole, and (ii) such Transferee has executed and delivered an Adoption Agreement; provided that such Transfer shall not act as a novation and the Transferor shall remain responsible for and shall guarantee such Transferee’s performance of any obligations hereunder in existence as of the time of the Transfer. A Permitted Transferee described in the foregoing clause (a)(i)(B) that was not previously a Member or a Specified Affiliate of a Member is referred to as an “Additional Transferee Member”.

(b) Upon the consummation of an event that causes two or more Members to become Specified Affiliates, each Withdrawing Member, in connection with its resignation or removal from the Company in accordance with Section 3.06(h), may Transfer all but not less than all its Membership Interest to the Continuing Member if such Continuing Member shall have executed and delivered an instrument containing such Continuing Member’s undertaking to assume the obligations of each Withdrawing Member under this Agreement to be performed as the successor-in-interest of the Withdrawing Member, provided that such Transfer shall not act as a novation and the Transferor shall remain responsible for and shall guarantee such Continuing Member’s performance of its obligations hereunder in existence as of the time of the Transfer.

SECTION 11.03. No Publicly Traded Partnership. Notwithstanding anything in this Agreement to the contrary, no Transfer of a Membership Interest may be made if in the reasonable determination of the Tax Matters Partner such Transfer would result in the Company being treated as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.

SECTION 11.04. Securities Law Matters. Each Member understands that the Company has not registered the Membership Interests under any United States federal or state securities or blue sky laws. No Member shall Transfer any Membership Interest at any time if such action would constitute a violation of any United States Federal or state securities or blue sky laws or a breach of the conditions to any exemption from registration of the Membership Interests under any such laws or a breach of any undertaking or agreement of a Member entered into pursuant to such laws or in connection with obtaining an exemption thereunder, and the Company shall not Transfer upon its books any Membership Interests unless prior thereto the Company has received (or the Company Board has waived in writing the requirement that the Company receive) an opinion of counsel in form and substance satisfactory to the Company that such transaction is in compliance with this Section 11.04. Any Certificate representing a Membership Interest shall bear appropriate legends restricting the sale or other Transfer of such Membership Interest in accordance with applicable United States Federal or state securities or blue sky laws and in accordance with the provisions of this Agreement. This Section 11.04 shall survive termination of this Agreement for the maximum period permitted by applicable law.

ARTICLE XII

Dissolution, Liquidation and Termination

SECTION 12.01. No Dissolution. The resignation, removal, bankruptcy or dissolution of any Member or the occurrence of any other event that terminates the continued membership of a Member in the Company shall not, in and of itself, cause the dissolution of the Company. In such event, the business of the Company shall be continued by the remaining Members.

SECTION 12.02. Events Causing Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events:

(a) [**], provided that (i) at any time when the Company has only two Members, or at any time that events have occurred that will result in the Company having only two Members within ninety (90) days, either such Member shall have the right to require the Company to be dissolved and wound up in accordance with the terms of this Agreement and (ii) at any time on or after [**], if the Company Board requests a Subsequent Capital Contribution and such Capital Contribution [**] within thirty (30) days of the date of the Company Board approval, then dissolution may be required [**]; or

(b) the entry of a decree of judicial dissolution under Section 18-802 of the Delaware Act.

SECTION 12.03. Liquidation. Upon dissolution of the Company, the Person or Persons approved by the Members to carry out the winding up of the Company shall immediately commence to wind up the Company’s affairs, provided that a reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the satisfaction of liabilities to creditors so as to enable the Members to minimize the normal losses attendant upon a liquidation. The proceeds of liquidation shall be distributed in the following order and priority:

(a) to creditors of the Company, in satisfaction of the liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof), all as and to the extent specified by applicable law or contract; and

(b) to the Members in proportion to their respective Pro Rata Portions, either in cash or in the form of assets (as determined by the Board) valued at their fair market value. If a Member has contributed Patent Rights to the Company as part of its Capital Contributions, such Member will have the right, at its option, to a return of such Patent Rights as part of the proceeds of liquidation payable to such Member in accordance with this Section 12.03, provided that if the fair market value (as reasonably determined by the Board) of such Patent Rights exceeds the portion of such proceeds payable to such Member, such Member shall pay to the Company (for distribution to other Members) the amount of such excess.

SECTION 12.04. Termination. The Company shall terminate when all of the assets of the Company, after payment, or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Members in the manner provided for in this Article XII and the Certificate of Formation shall have been canceled in the manner required by the Delaware Act.

SECTION 12.05. Claims of the Members. The Members and former Members shall look solely to the Company’s assets for the return of their Capital Contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members and former Members shall have no recourse against the Company or any other Member.

ARTICLE XIII

Certificates Evidencing Membership Interests

SECTION 13.01. Certificates. Each Membership Interest shall be evidenced by one Certificate. Each Certificate shall be executed by such Officers of the Company as the Company Board shall designate.

SECTION 13.02. Register. The Company shall keep or cause to be kept a register in which, subject to such regulations as the Company Board may adopt, the Company will provide for the registration of the Membership Interests and the registration of Transfers of Membership Interests. Upon surrender for registration of Transfer of any Certificate, and subject to the further provisions of this Section 13.02 and Section 13.03 and the limitations on Transfer contained elsewhere in this Agreement, the Company will cause the execution, in the name of the registered holder or the designated Transferee, of a new Certificate, evidencing the Membership Interest represented by the Certificate surrendered. Every Certificate surrendered for registration of Transfer shall be duly endorsed, or be accompanied by a written instrument of Transfer in form satisfactory to the Company Board, duly executed by the registered holder thereof or such holder’s authorized attorney.

SECTION 13.03. New Certificates. The Company shall issue a new Certificate in place of any Certificate previously issued if the record holder of the Certificate (a) makes proof by affidavit, in form and substance satisfactory to the Company Board, that a previously issued Certificate has been lost, destroyed or stolen, (b) requests the issuance of a new Certificate before the Company has received notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim, (c) if requested by the Company Board, delivers to the Company a bond, in form and substance satisfactory to the Company Board, with such surety or sureties and with fixed or open liability as the Company Board may direct, to indemnify the Company, as registrar, against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate, and (d) satisfies any other reasonable requirements imposed by the Company Board.

SECTION 13.04. Membership Interest as a Security. A Membership Interest in the Company evidenced by a Certificate shall constitute a security for all purposes of Article 8 of the Uniform Commercial Code promulgated by the National Conference of Commissioners on Uniform State Laws, as in effect in the State of Delaware or any other applicable jurisdiction. Delaware law shall constitute the local law of the Company’s jurisdiction in its capacity as the issuer of the Membership Interests.

SECTION 13.05. Legends. Each of the Members hereby agrees that each outstanding Certificate shall bear a conspicuous legend reading substantially as follows:

The Membership Interest represented by this Certificate has not been registered under the Securities Act of 1933 or applicable state and other securities laws and may not be sold, pledged, hypothecated, encumbered, disposed of or otherwise transferred without compliance with the Securities Act of 1933 or any exemption thereunder and applicable state and other securities laws. The Membership Interest represented by this Certificate is subject to the restrictions on transfer and other provisions of a Limited Liability Company Agreement dated as of November 8, 2005 (as amended from time to time, the “Agreement”) by and among the Company and its Members, and may not be sold, pledged, hypothecated, encumbered, disposed of or otherwise transferred except in accordance therewith. A copy of the Agreement is on file at the principal place of business of the Company.

The foregoing legend shall be in addition to any and all other legends required by applicable law or contract to be placed on the Certificates.

ARTICLE XIV

Miscellaneous

SECTION 14.01. Notices. All notices provided for in this Agreement shall be in writing, duly signed by the party giving such notice, and shall be hand delivered, faxed or mailed by registered or certified mail or overnight courier service, as follows:

(a) if given to the Company, to the address (and fax number) specified by the Company Board in a notice to the Members, to the attention of the Company CEO.

(b) if given to any Member, to the person and at the address (and, if applicable, fax number) set forth opposite its name on Schedule 3.01 attached hereto, or at such other address (and, if applicable, fax number) as such Member may hereafter designate by written notice to the Company.

All such notices shall be deemed to have been given when received.

SECTION 14.02. Formation Expenses. Each party shall pay its own expenses incurred in connection with the formation of the Company.

SECTION 14.03. Failure to Pursue Remedies. The failure of any party to seek redress for breach of, or to insist upon the strict performance of, any provision of this Agreement shall not prevent a subsequent act, which would have originally constituted a breach, from having the effect of an original breach.

SECTION 14.04. Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

SECTION 14.05. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of all the parties hereto and, to the extent provided by this Agreement, their Affiliates, their permitted successors and assigns, and their legal representatives. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Members or their respective permitted successors or assigns or, to the extent provided by this Agreement, the Members’ respective Affiliates, any rights or remedies under or by reason of this Agreement.

SECTION 14.06. Outside Businesses. Any Member or Affiliate thereof may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company, and the Company and the Members shall have no rights by virtue of this Agreement (or the relationships or activities contemplated by this Agreement) in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper. Subject to the licenses and related obligations in the Company Licensing Agreement, nothing contained herein or in the Company Licensing Agreement shall prohibit any Member or any of its Affiliates from licensing, selling, transferring or otherwise granting rights in any of its patents at prices and terms and conditions that it sets in its sole discretion without the agreement or permission of any other Member or any of its Affiliates. No Member or Affiliate thereof shall be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be taken by the Company, and any Member or Affiliate thereof shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity.

SECTION 14.07. Equitable Relief. Each party acknowledges that money damages would be inadequate to protect against any actual or threatened breach of this Agreement by any party hereto and that each party hereto shall be entitled to equitable relief, including specific performance and injunction, without posting bond or other security, in order to enforce or prevent any breaches of the provisions of this Agreement.

SECTION 14.08. Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

SECTION 14.09. Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

SECTION 14.10. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one instrument.

SECTION 14.11. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

SECTION 14.12. Governing Law. This Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Delaware Act, the provisions of this Agreement shall control and take precedence.

SECTION 14.13. Confidentiality. Each Member expressly acknowledges that such Member will receive confidential and proprietary information relating to the Company, including information relating to the Company’s financial condition and business plans, and that the disclosure of such confidential information to a third party would cause irreparable injury to the Company. Except with the prior written consent of the Company or as required by law, no Member shall disclose any such information to a third party (other than on a “need to know” basis to any Affiliate or any employee, agent, representative or contractor of such Member or its Affiliates (each of whom shall agree to maintain the confidentiality of such information)), and each Member shall use reasonable efforts to preserve the confidentiality of such information. The obligations of a Member under this Section 14.13 shall survive the termination of this Agreement or cessation of a Member’s status as a Member for a period of five years. Information exchanged between Members shall be non-confidential unless exchanged pursuant to a separate confidentiality agreement executed between such Members.

SECTION 14.14. Public Disclosure. Each Member hereby agrees that, except as may be required to comply with the requirements of any applicable law or the rules and regulations of any exchange upon which its securities (or the securities of one of its Affiliates) are traded, it shall not make or permit to be made any press release or similar public announcement or communication concerning the execution or performance of this Agreement unless specifically approved in advance by each Member, which approval shall not be unreasonably withheld, conditioned or delayed. In the event that, in the absence of such approval, legal counsel for any party is of the opinion that a press release or similar public announcement or communication is required by law or by the rules and regulations of any exchange on which such party’s securities (or the securities of one of its Affiliates) are traded, then such party may issue a public announcement limited solely to that which legal counsel for such party advises is required under such law or such rules and regulations (and the party making any such announcement shall provide a copy thereof to the other parties for review reasonably in advance of issuing such announcement).

SECTION 14.15. Amendments. Subject to Section 3.09(b), no provision of this Agreement may be waived, amended or modified except pursuant to an agreement in writing entered into by Members holding votes [**]. Notwithstanding the foregoing, revisions to the Form Company Licensing Agreement shall [**], in accordance with Section 4.02(c)(i), and subject to item (vii) of Schedule 4.02(c)(ii), shall be subject to approval [**].

SECTION 14.16. Absence of Presumption. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by such parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.

MEMBERS:

INTERNATIONAL BUSINESS MACHINES CORPORATION

By	/s/ David L. Johnson
Name:	David L. Johnson
Title:	VP Corporate Development

NOVELL, INC.

By	/s/ Joseph A. LaSaia, Jr.
Name:	Joseph A. LaSaia, Jr.
Title:	Senior Vice President,
General Counsel and Secretary

RED HAT, INC.

By	/s/ Charles Peters, Jr.
Name:	Charles Peters, Jr.
Title:	Exec. Vice President and
Chief Financial Officer

SONY CORPORATION OF AMERICA

By	/s/ Steven E. Kober
Name:	Steven E. Kober
Title:	Sr. Vice President and Controller

Sony Corporation, a Japan corporation, is hereby designated as Member Parent of Sony Corporation of America

PHILIPS ELECTRONICS NORTH AMERICA CORPORATION

By	/s/ Wilco Groenhuysen
Name:	Wilco Groenhuysen
Title:	CFO

Royal Philips Electronics, a Netherlands corporation, is hereby designated as Member Parent of Philips Electronics North America Corporation

Exhibit A

Form of Adoption Agreement

This ADOPTION AGREEMENT (this “Adoption Agreement”) is executed pursuant to the terms of the Limited Liability Company Agreement of Open Invention Network LLC (the “Company”) dated as of November 8, 2005, a copy of which is attached hereto and is incorporated herein by reference (the “LLC Agreement”), by the undersigned (the “Additional Member”). By execution and delivery of this Adoption Agreement, the Additional Member agrees as follows:

SECTION 1. Acknowledgment. The Additional Member acknowledges that the Additional Member is acquiring Membership Interests in the Company subject to the terms and conditions of the LLC Agreement. Capitalized terms used herein without definition are defined in the LLC Agreement and are used herein with the same meanings set forth therein.

SECTION 2. Agreement. The Additional Member (a) agrees that all Membership Interests in the Company acquired by the Additional Member shall be bound by and subject to the terms of the LLC Agreement, and (b) hereby adopts the LLC Agreement with the same force and effect as if it were originally a party thereto.

SECTION 3. Company Licensing Agreement. Concurrently herewith or prior hereto, the Additional Member (or, if the Additional Member has a Member Parent, such Member Parent) has entered into a Company Licensing Agreement.

SECTION 4. Notice. Any notice required to be provided by the LLC Agreement shall be given to the Additional Member at the address listed beside the Additional Member’s signature below.

SECTION 5. Member Parent. If the Additional Member has a Member Parent, such Member Parent, concurrently herewith, has entered into a guaranty of the Additional Member’s obligations under this Adoption Agreement and the LLC Agreement in form and substance reasonably satisfactory to the Company.

Executed and dated this      day of                  .

Additional Member:

Address for Notices:

Exhibit B

Category 1 Linux Related Components

The Category 1 Linux Related Components consist of the software packages identified below, as such packages’ currently released source code as of [**] is identified on the Company website.

To the extent that any of the software packages identified in this Exhibit [**] unless expressly set forth below:

1.	[**]
2.	[**]
3.	[**]
4.	[**]
5.	[**]
6.	[**]
7.	[**]
8.	[**]
9.	[**]
10.	[**]
11.	[**]
12.	[**]
13.	[**]
14.	[**]
15.	[**]
16.	[**]
17.	[**]
18.	[**]
19.	[**]
20.	[**]
21.	[**]
22.	[**]
23.	[**]
24.	[**]
25.	[**]
26.	[**]
27.	[**]
28.	[**]
29.	[**]
30.	[**]
31.	[**]
32.	[**]
33.	[**]
34.	[**]
35.	[**]
36.	[**]
37.	[**]
38.	[**]

To the extent that any of the software packages identified in this Exhibit [**]. For purposes of the foregoing, [**] designed to implement such capability.

Package Name

1	[**]
2	[**]
3	[**]
4	[**]
5	[**]
6	[**]
7	[**]
8	[**]
9	[**]
10	[**]
11	[**]
12	[**]
13	[**]
14	[**]
15	[**]
16	[**]
17	[**]
18	[**]
19	[**]
20	[**]
21	[**]
22	[**]
23	[**]
24	[**]
25	[**]
26	[**]
27	[**]
28	[**]
29	[**]
30	[**]
31	[**]
32	[**]
33	[**]
34	[**]
35	[**]
36	[**]
37	[**]
38	[**]
39	[**]
40	[**]
41	[**]

2

42	[**]
43	[**]
44	[**]
45	[**]
46	[**]
47	[**]
48	[**]
49	[**]
50	[**]
51	[**]
52	[**]
53	[**]
54	[**]
55	[**]
56	[**]
57	[**]
58	[**]
59	[**]
60	[**]
61	[**]
62	[**]
63	[**]
64	[**]
65	[**]
66	[**]
67	[**]
68	[**]
69	[**]
70	[**]
71	[**]
72	[**]
73	[**]
74	[**]
75	[**]
76	[**]
77	[**]
78	[**]
79	[**]
80	[**]
81	[**]
82	[**]
83	[**]
84	[**]
85	[**]
86	[**]

3

87	[**]
88	[**]
89	[**]
90	[**]
91	[**]
92	[**]
93	[**]
94	[**]
95	[**]
96	[**]
97	[**]
98	[**]
99	[**]
100	[**]
101	[**]
102	[**]
103	[**]
104	[**]
105	[**]
106	[**]
107	[**]
108	[**]
109	[**]
110	[**]
111	[**]
112	[**]
113	[**]
114	[**]
115	[**]
116	[**]
117	[**]
118	[**]
119	[**]
120	[**]
121	[**]
122	[**]
123	[**]
124	[**]
125	[**]
126	[**]
127	[**]
128	[**]
129	[**]
130	[**]
131	[**]

4

132	[**]
133	[**]
134	[**]
135	[**]
136	[**]
137	[**]
138	[**]
139	[**]
140	[**]
141	[**]
142	[**]
143	[**]
144	[**]
145	[**]
146	[**]
147	[**]
148	[**]
149	[**]
150	[**]
151	[**]

5

Exhibit C

Category 2 Linux Related Components

The Category 2 Linux Related Components consist of the software packages identified below, as such packages’ currently released source code as of [**] is identified on the Company website.

To the extent that any of the software packages identified in this Exhibit contain [**] unless expressly set forth below:

1.	[**]
2.	[**]
3.	[**]
4.	[**]
5.	[**]
6.	[**]
7.	[**]
8.	[**]
9.	[**]
10.	[**]
11.	[**]
12.	[**]
13.	[**]
14.	[**]
15.	[**]
16.	[**]
17.	[**]
18.	[**]
19.	[**]
20.	[**]
21.	[**]
22.	[**]
23.	[**]
24.	[**]
25.	[**]
26.	[**]
27.	[**]
28.	[**]
29.	[**]
30.	[**]
31.	[**]
32.	[**]
33.	[**]
34.	[**]
35.	[**]
36.	[**]
37.	[**]
38.	[**]

To the extent that any of the software packages identified in this Exhibit [**]. For purposes of the foregoing, [**] designed to implement such capability.

Package Name

1	[**]
2	[**]
3	[**]
4	[**]
5	[**]
6	[**]
7	[**]
8	[**]
9	[**]
10	[**]
11	[**]
12	[**]
13	[**]
14	[**]
15	[**]
16	[**]
17	[**]
18	[**]
19	[**]
20	[**]
21	[**]
22	[**]
23	[**]
24	[**]
25	[**]
26	[**]
27	[**]
28	[**]
29	[**]
30	[**]
31	[**]
32	[**]
33	[**]
34	[**]
35	[**]
36	[**]
37	[**]
38	[**]
39	[**]
40	[**]
41	[**]

2

42	[**]
43	[**]
44	[**]
45	[**]
46	[**]
47	[**]
48	[**]
49	[**]
50	[**]
51	[**]
52	[**]
53	[**]
54	[**]
55	[**]
56	[**]
57	[**]
58	[**]
59	[**]
60	[**]
61	[**]
62	[**]
63	[**]
64	[**]
65	[**]
66	[**]
67	[**]
68	[**]
69	[**]
70	[**]
71	[**]
72	[**]
73	[**]
74	[**]
75	[**]
76	[**]
77	[**]
78	[**]
79	[**]
80	[**]
81	[**]
82	[**]
83	[**]
84	[**]
85	[**]
86	[**]

3

87	[**]
88	[**]
89	[**]
90	[**]
91	[**]
92	[**]
93	[**]
94	[**]
95	[**]
96	[**]
97	[**]
98	[**]
99	[**]
100	[**]
101	[**]
102	[**]
103	[**]
104	[**]
105	[**]
106	[**]
107	[**]
108	[**]
109	[**]
110	[**]
111	[**]
112	[**]
113	[**]
114	[**]
115	[**]
116	[**]
117	[**]
118	[**]
119	[**]
120	[**]
121	[**]
122	[**]
123	[**]
124	[**]
125	[**]
126	[**]
127	[**]
128	[**]
129	[**]
130	[**]
131	[**]

4

132	[**]
133	[**]
134	[**]
135	[**]
136	[**]
137	[**]
138	[**]
139	[**]
140	[**]
141	[**]
142	[**]
143	[**]
144	[**]
145	[**]
146	[**]
147	[**]
148	[**]
149	[**]
150	[**]
151	[**]
152	[**]
153	[**]
154	[**]
155	[**]
156	[**]
157	[**]
158	[**]
159	[**]
160	[**]
161	[**]
162	[**]
163	[**]
164	[**]
165	[**]
166	[**]
167	[**]
168	[**]
169	[**]
170	[**]
171	[**]
172	[**]
173	[**]
174	[**]
175	[**]
176	[**]

5

177	[**]
178	[**]
179	[**]
180	[**]
181	[**]
182	[**]
183	[**]
184	[**]
185	[**]
186	[**]
187	[**]
188	[**]
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190	[**]
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192	[**]
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194	[**]
195	[**]
196	[**]
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199	[**]
200	[**]
201	[**]
202	[**]
203	[**]
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205	[**]
206	[**]
207	[**]
208	[**]
209	[**]
210	[**]
211	[**]
212	[**]
213	[**]
214	[**]
215	[**]
216	[**]
217	[**]
218	[**]
219	[**]
220	[**]
221	[**]

6

222	[**]
223	[**]
224	[**]
225	[**]
226	[**]
227	[**]
228	[**]
229	[**]
230	[**]
231	[**]
232	[**]
233	[**]
234	[**]
235	[**]
236	[**]
237	[**]
238	[**]
239	[**]
240	[**]
241	[**]
242	[**]
243	[**]
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245	[**]
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249	[**]
250	[**]
251	[**]
252	[**]
253	[**]
254	[**]
255	[**]
256	[**]
257	[**]
258	[**]
259	[**]
260	[**]
261	[**]
262	[**]
263	[**]
264	[**]
265	[**]
266	[**]

7

267	[**]
268	[**]
269	[**]
270	[**]
271	[**]
272	[**]
273	[**]
274	[**]
275	[**]
276	[**]
277	[**]
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284	[**]
285	[**]
286	[**]
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288	[**]
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290	[**]
291	[**]
292	[**]
293	[**]
294	[**]
295	[**]
296	[**]
297	[**]
298	[**]
299	[**]
300	[**]
301	[**]
302	[**]
303	[**]
304	[**]
305	[**]
306	[**]
307	[**]
308	[**]
309	[**]
310	[**]
311	[**]

8

312	[**]
313	[**]
314	[**]
315	[**]
316	[**]
317	[**]
318	[**]
319	[**]
320	[**]
321	[**]
322	[**]
323	[**]
324	[**]
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328	[**]
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333	[**]
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336	[**]
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347	[**]
348	[**]
349	[**]
350	[**]
351	[**]
352	[**]
353	[**]
354	[**]
355	[**]
356	[**]

9

357	[**]
358	[**]
359	[**]
360	[**]
361	[**]
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363	[**]
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365	[**]
366	[**]
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392	[**]
393	[**]
394	[**]
395	[**]
396	[**]
397	[**]
398	[**]
399	[**]
400	[**]
401	[**]

10

402	[**]
403	[**]
404	[**]
405	[**]
406	[**]
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408	[**]
409	[**]
410	[**]
411	[**]
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446	[**]

11

447	[**]
448	[**]
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455	[**]
456	[**]
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460	[**]
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469	[**]
470	[**]
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482	[**]
483	[**]
484	[**]
485	[**]
486	[**]
487	[**]
488	[**]
489	[**]
490	[**]
491	[**]

12

492	[**]
493	[**]
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500	[**]
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527	[**]
528	[**]
529	[**]
530	[**]
531	[**]
532	[**]
533	[**]
534	[**]
535	[**]
536	[**]

13

537	[**]
538	[**]
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541	[**]
542	[**]
543	[**]
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579	[**]
580	[**]
581	[**]

14

582	[**]
583	[**]
584	[**]
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600	[**]
601	[**]
602	[**]
603	[**]
604	[**]
605	[**]
606	[**]
607	[**]
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609	[**]
610	[**]
611	[**]
612	[**]
613	[**]
614	[**]
615	[**]
616	[**]
617	[**]
618	[**]
619	[**]
620	[**]
621	[**]
622	[**]
623	[**]
624	[**]
625	[**]
626	[**]

15

627	[**]
628	[**]
629	[**]
630	[**]
631	[**]
632	[**]
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663	[**]
664	[**]
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669	[**]
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671	[**]

16

672	[**]
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716	[**]

17

717	[**]
718	[**]
719	[**]
720	[**]
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723	[**]
724	[**]
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727	[**]
728	[**]
729	[**]
730	[**]
731	[**]
732	[**]
733	[**]
734	[**]
735	[**]
736	[**]
737	[**]
738	[**]
739	[**]
740	[**]
741	[**]
742	[**]
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18

762	[**]
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764	[**]
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799	[**]
800	[**]
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805	[**]
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19

807	[**]
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827	[**]
828	[**]
829	[**]
830	[**]
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832	[**]
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834	[**]
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837	[**]
838	[**]
839	[**]
840	[**]
841	[**]
842	[**]
843	[**]
844	[**]
845	[**]
846	[**]
847	[**]
848	[**]
849	[**]
850	[**]
851	[**]

20

852	[**]
853	[**]
854	[**]
855	[**]
856	[**]
857	[**]
858	[**]
859	[**]
860	[**]
861	[**]
862	[**]
863	[**]
864	[**]
865	[**]
866	[**]
867	[**]
868	[**]
869	[**]
870	[**]
871	[**]
872	[**]
873	[**]
874	[**]
875	[**]
876	[**]
877	[**]
878	[**]
879	[**]
880	[**]
881	[**]
882	[**]
883	[**]
884	[**]
885	[**]
886	[**]
887	[**]
888	[**]
889	[**]
890	[**]
891	[**]
892	[**]
893	[**]
894	[**]
895	[**]
896	[**]

21

897	[**]
898	[**]
899	[**]
900	[**]
901	[**]
902	[**]
903	[**]
904	[**]
905	[**]
906	[**]
907	[**]
908	[**]
909	[**]
910	[**]
911	[**]
912	[**]
913	[**]
914	[**]
915	[**]
916	[**]
917	[**]
918	[**]
919	[**]
920	[**]
921	[**]
922	[**]
923	[**]
924	[**]
925	[**]
926	[**]
927	[**]
928	[**]
929	[**]
930	[**]
931	[**]
932	[**]
933	[**]
934	[**]
935	[**]
936	[**]
937	[**]
938	[**]
939	[**]
940	[**]
941	[**]

22

942	[**]
943	[**]
944	[**]
945	[**]
946	[**]
947	[**]
948	[**]
949	[**]
950	[**]
951	[**]
952	[**]
953	[**]
954	[**]
955	[**]
956	[**]
957	[**]
958	[**]
959	[**]
960	[**]

23

Schedule 2.02

Prohibited Names

INTERNATIONAL BUSINESS MACHINES CORPORATION

IBM

NOVELL, INC.

Novell

Netware

Brainshare

Zenworks

Partnernet

Groupwise

Mono

Ximian

SUSE

RED HAT, INC.

Red Hat

RH

Shadowman

RHCE

RHCT

RHCA

RHCSS

Fedora

Bluecurve

Stronghold

Redboot

Sistina

SONY CORPORATION OF AMERICA

Sony

PHILIPS ELECTRONICS NORTH AMERICA CORPORATION

Philips

Schedule 3.01

Members and Capital Contributions

Member	Contributed Capital	Capital Contributions

International Business	$[**]	$[**]
Machines Corporation
Attn: General Counsel
1 New Orchard Road
Armonk, NY 10504
U.S.A.
Fax: (914) 499-7372

Novell, Inc.	$[**]	$[**]
Attn: Senior Vice President,
General Counsel and Secretary
404 Wyman Street, Suite 500
Waltham, MA 02451
U.S.A.
Fax: (781) 464-8100

Red Hat, Inc.	$20.0 million	$20.0 million in cash
Attn: General Counsel
1801 Varsity Drive
Raleigh, NC 27606
U.S.A.
Fax: (919) 754-3704

Sony Corporation of America	$[**]	$[**]
Attn: General Manager
IP Strategy and Alliance
Department
Gate City Osaki, East Tower
1-11-1 Osaki, Shinagawa-ku
Tokyo 141-0032
Japan
Fax: 81-3-5435-3094

and a copy to:

Vice President, IP Counsel
Attn: Peter C. Toto
Sony Corporation of America
1 Sony Drive
Park Ridge, NJ 07677
Fax: (201) 930-6854

Philips Electronics North	$[**]	$[**]
America Corporation
Attn: General Counsel
1251 Avenue of the Americas
New York, NY 10020-1004
U.S.A.

Schedule 3.02(a)

License Agreements and Other Arrangements

None, as to Initial Members.

Schedule 3.09(a)

[**] Actions

(i) except as provided in [**] the LLC Agreement; and

(ii) except as provided [**] Exhibit B or Exhibit C.

Schedule 3.09(b)

[**] Actions

(i)	[**] with respect to, the Company and its Subsidiaries, taken as a whole; [**] with respect to, the Company and its Subsidiaries, taken as a whole; ([**] the Company [**] by the Company;

(ii)	[**] the Company [**] the Company), except as contemplated by the LLC Agreement;

(iii)	[**] of the LLC Agreement;

(iv)	[**] (other than [**] (other than [**]);

(v)	[**], as set forth in [**], as set forth in [**];

(vi)	[**] the LLC Agreement, [**] the Members or the Company Board, [**] as of the date of the Agreement to which this Schedule 3.09(b) is attached or [**] the Company; and

(vii)	[**].

Schedule 4.02(c)(i)

[**] Actions

(i)	[**];

(ii)	[**] a Member or an Affiliate of a Member or a customer or distributor of a Member or an Affiliate of a Member) [**] the Company Board);

(iii)	any [**];

(iv)	any [**];

(v)	[**] the Company or any of its Subsidiaries [**];

(vi)	any [**];

(vii)	any [**];

(viii)	any [**] the Company; and

(ix)	[**] the Company or any of its Subsidiaries [**] pursuant to a Company Licensing Agreement.

Schedule 4.02(c)(ii)

[**] Actions

(i)	[**] the Company, [**];

(ii)	[**] Members, Licensees or their respective Affiliates, or any customers or distributors of any of the foregoing, [**];

(iii)	[**] the Company or any of its Subsidiaries, or [**] of the Company or any of its Subsidiaries;

(iv)	[**] the Company and its Subsidiaries, on the one hand, and any Member and its Affiliates, on the other hand, [**];

(v)	[**] the Company or any of its Subsidiaries [**];

(vi)	[**] the Company [**]; and

(vii)	for the purposes of any Company Licensing Agreement, [**] as set forth in the Form Company Licensing Agreement.